UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 20, 2005

Morgan Equities Group, Inc.
(Exact name of registrant as specified in its charter)

Georgia	0-29951	58-1727874
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

409 Mulberry Ave., Fayetteville, TN	37334
(Address of principal executive offices)	(Zip Code)

(931) 339-0008
Registrant's telephone number, including area code

Pedianet.com Inc. 830 - 13A1A North, No. 165, Ponte Vedro Beach, FL 32082
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 1 - Registrant’s Business and Operations - not applicable

Section 2 - Financial Information - not applicable

Section 3 - Securities and Trading Markets -

Item 3.03 - Modification in the Rights of Shareholders.

The Company has authorized the directors to reverse split the Company’s shares of common stock on the basis of one new share being issued for every one hundred shares currently held.

Section 4 - Matters Related to Accountants and Financial Statements - not applicable

Section 5 - Corporate Governance and Management

Item 5.01 Changes in Control of Registrant - not applicable

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(a)(1) Director resignations:
(i) All of the directors resigned effective August 27, 2005;
(ii) President, Chief Financial Officer and Secretary resigned on August 27, 2005; and
(iii) The resignations were by agreement.

(b) All directors and officers of Pedianet.com Inc. resigned August 27, 2005 by agreement.

(c) the newly appointed officers are:
(1) Kevin T. Neal, Director and President; and David Alexander, Director and Secretary;
(2) not applicable; and
(3) There are no employment agreements

Item 5.03 Amendments to Articles of Incorporation or Bylaws;
1.	Change in Name - the Company has changed its name to Morgan Equities Group, Inc.

Item 5.04 Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans - not applicable

Item 5.05 Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics - not applicable

Section 6 - [Reserved] not applicable

Section 7 - Regulation FD - not applicable

Section 8 - Other Events - not applicable

Section 9 - Financial Statements and Exhibits- not applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORGAN EQUITIES GROUP, INC. (formerly PEDIANET.COM INC.)
(Registrant)

Date: September 20, 2005	/s/David Alexander
David Alexander Director/ Secretary